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                                                                     Exhibit 3.1


                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  WEBHIRE, INC.

         Webhire, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

         1. The name of the Corporation is Webhire, Inc., and it was originally incorporated under the name MicroTrac Systems, Inc. pursuant to a filing with the Secretary of State of the State of Delaware on November 8, 1993. The Corporation filed its First Amended and Restated Certificate of Incorporation on January 5, 1994; filed its Second Amended and Restated Certificate of Incorporation on June 5, 1996; and filed its Third Amended and Restated Certificate of Incorporation on July 26, 1996 (the "Third Certificate"). On May 26, 1999, the Corporation filed a Certificate of Ownership and Merger to change the name of the Corporation from Restrac, Inc. to Webhire, Inc. On April 25, 2001, the Corporation filed an Amendment to the Third Certificate to delete Article V of the Third Certificate.

         2. This Fourth Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Third Certificate as heretofore amended, and (i) was duly adopted by the Board of Directors of the Corporation (the "Board") in accordance with Section 245 of the DGCL, (ii) was declared by the Board to be advisable and in the best interests of the Corporation and was directed by the Board to be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with Section 242 of the DGCL, and (iii) was duly adopted by a stockholder consent in lieu of a meeting of the stockholders, with the holders of a majority of the outstanding shares of the Corporation's common stock, par value $.01 per share, consenting to the adoption of this Fourth Amended and Restated Certificate of Incorporation in accordance with the provisions of Section 228 and Section 242 of the DGCL and the terms of the Third Certificate, such common stock of the Corporation being all of the classes and series of capital stock entitled to vote thereon.

         3. The text of the Third Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.

                                   ARTICLE I

                                      NAME

         The name of the Corporation is Webhire, Inc.

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                                   ARTICLE II

                                REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSES

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                                  CAPITAL STOCK

         Section 1. NUMBER OF SHARES.

         The total number of shares of capital stock which the Corporation shall have the authority to issue is thirty-five million (35,000,000) shares, of which
(i) thirty million (30,000,000) shares shall be common stock, par value $.01 per share (the "Common Stock"), and (ii) five million (5,000,000) shares shall be preferred stock, par value $.01 per share (the "Preferred Stock"). As set forth in this Article IV, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

         The number of authorized shares of the class of Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, pursuant to the resolution or resolutions establishing the class of Preferred Stock or this Fourth Amended and Restated Certificate of Incorporation, as it may be amended from time to time.

         Effective upon the filing with the Secretary of State of the State of Delaware of this Fourth Amended and Restated Certificate of Incorporation (the "Effective Time"), each 5 shares of Common Stock of the Corporation, par value $0.01 per share (the "Old Common Stock"), issued and outstanding or reserved for issuance or held in treasury shall automatically, and without any action by the holder thereof, be reclassified into 1 share of Common Stock of the Corporation, par value $0.01 per share (the "New Common Stock"), and each certificate which prior to the Effective Time represented 5 shares of the Old Common Stock shall, from and after the Effective Time, be deemed to represent 1 share of the New Common Stock. In connection


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with the preceding calculation, the Corporation shall not issue fractional shares, but may instead make a cash payment in lieu of any fractional shares.

         Section 2. GENERAL.

         The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, Section 3 and
Section 4 of this Article IV.

         Section 3. COMMON STOCK.

         Subject to all of the rights, powers and preferences of the Preferred Stock, and except as provided by law or in this Article IV (or in any certificate of designation of any series of Preferred Stock) or by the Board of Directors or any authorized committee thereof pursuant to this Article IV,

         (a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote;

         (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

         (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

         Section 4. PREFERRED STOCK.

         Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Section 4 shall require the affirmative vote of a majority of the directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

         (a) The distinctive serial designation and the number of shares constituting such series;


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         (b)      The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

         (c) The voting powers, full or limited, if any, of the shares of such series;

         (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

         (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

         (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) The price or other consideration for which the shares of such series shall be issued;

         (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

         (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.


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                                   ARTICLE V

                                    DIRECTORS

         Section 1. GENERAL.

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         Section 2. ELECTION OF DIRECTORS.

         Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         Section 3. TERMS OF DIRECTORS.

         The number of directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Director shall serve for a term expiring at the annual meeting of stockholders to be held following the fiscal year ending September 30, 1996, the initial Class II Director shall serve for a term expiring at the annual meeting of stockholders to be held following the fiscal year ending September 30, 1997, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held following the fiscal year ending September 30, 1998. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting (other than directors elected by any series of Preferred Stock) shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class (other than directors elected by any series of Preferred Stock) shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

         Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Fourth Amended and Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Fourth Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
Section 3.

         During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be


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entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

         Section 4. VACANCIES.

         Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         Section 5. REMOVAL.

         Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such director. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Fourth Amended and Restated Certificate of Incorporation, "cause," with respect to the removal of any director shall include (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law


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if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

                                   ARTICLE VI

                             LIMITATION OF LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Fourth Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Any repeal or modification of this Article VI by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.

                                  ARTICLE VII

                               AMENDMENT OF BYLAWS

         Section 1. AMENDMENT BY DIRECTORS.

         Except as otherwise provided by law, the bylaws of the Corporation may be amended or repealed by the Board of Directors.

         Section 2. AMENDMENT BY STOCKHOLDERS.

         The bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.


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                                  ARTICLE VIII

                    AMENDMENT OF CERTIFICATE OF INCORPORATION


         The Corporation reserves the right to amend or repeal this Fourth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Fourth Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Fourth Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Fourth Amended and Restated Certificate of Incorporation, and in addition to any other vote of holders of voting stock that is required by this Fourth Amended and Restated Certificate of Incorporation, or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Fourth Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together a single class, shall be required to amend or repeal any of the provisions of Article V or Article VIII of this Fourth Amended and Restated Certificate of Incorporation.



                                      * * *


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         IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of
Incorporation has been executed by the President and Secretary of the Corporation on this 18th day of June, 2001.


                                                /s/ Martin J. Fahey
                                                ------------------------------
                                                Martin J. Fahey
                                                President


                                                /s/ Stephen D. Allison
                                                ------------------------------
                                                Stephen D. Allison
                                                Secretary


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